            FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            --------------------------------------------------------

     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") dated as of June 25, 1997 by and among NEW CENTURY MORTGAGE CORPORATION, a California corporation (the "Company"), FIRST BANK NATIONAL ASSOCIATION, a national banking association ("First Bank"), GUARANTY FEDERAL BANK, FSB, a federal savings bank ("GFB"), (First Bank, GFB and any other financial institutions which may hereafter become parties hereto being hereinafter referred to collectively as the "Banks" and individually as a "Bank"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as agent for the Banks (in such capacity, together with any successor agents appointed hereunder, the "Agent"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

     WITNESSETH THAT:

     WHEREAS, the Company, the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of October 25, 1996, as amended by a First Amendment dated as of December 31, 1996, by a Second Amendment dated as of March 14, 1997, by a Third Amendment dated as of March 28, 1997, and by a Fourth Amendment dated as of April 16, 1997 (as so amended, the "Credit Agreement"), pursuant to which the Banks provided the Company with revolving mortgage warehousing and working capital credit facilities; and

     WHEREAS, the Company and the Banks have agreed to amend the Credit Agreement upon the terms and conditions herein set forth.

     NOW THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the Company and the Banks agree as follows:

     1.   Certain Defined Terms.  Each capitalized term used herein without
          ---------------------
being defined herein that is defined in the Credit Agreement shall have the meaning given to it therein.

     2.   Amendment to Credit Agreement. The Credit Agreement is hereby amended
          -----------------------------
as follows:

               2.1 The definitions of the terms "Applicable Margin," "Change of Control," "Fixed Rate Advance," "Leverage Ratio," "Reference Rate Advance," "Tangible Net Worth" and "Total Indebtedness" set forth in
          Section 1.01 thereof are amended to read as follows:

                    "Applicable Margin":  with respect to:
                     -----------------

                         (a)  Reference Rate Advances, 0%; and

                         (b) Eurodollar Advances, 1.50% prior to the IPO Date, and 1.25% thereafter.

                    "Change of Control": the occurrence, after the Signing Date,
                     -----------------
               of any of the following circumstances: (a) NCFC not owning, directly or indirectly, all of the issued and outstanding capital stock of the Company; or (b) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of NCFC (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of NCFC entitled to vote in the election of directors; (c) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of NCFC (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of NCFC entitled to vote in the election of directors; or (d) Robert Cole ceasing to be Chairman and CEO of NCFC.

                         "Fixed Rate Advance":  an outstanding Warehousing Loan
                          ------------------
               that bears interest as provided in Section 2.02(a)(i) or a Working Capital Loan that bears interest as provided in Section 2.02A(a).

                         "Reference Rate Advance":  an outstanding Warehousing
                          ----------------------
               Loan or a Swingline Loan that bears interest as provided in
               Section 2.02(a)(ii) or a Working Capital Loan that bears interest as provided in Section 2.02A(a).

                         "Leverage Ratio":  on any date of determination, the
                          --------------
               ratio of (a) Total Indebtedness to (b) Tangible Net Worth.

                         "Tangible Net Worth":  as of any date of determination
                          ------------------
               (i) prior to the IPO Date, the consolidated Net Worth of NCFC and its subsidiaries, less the consolidated net book value of all assets of NCFC and its subsidiaries (to the extent reflected as an asset in the balance sheet of NCFC or any subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense and (ii) thereafter, the consolidated Net Worth of the Company and its subsidiaries, less the consolidated net book value of all assets of the Company and its subsidiaries (to the extent reflected as an asset in the balance sheet of the Company or any subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that interest-only or residual
                                     --------
               interests in Mortgage-backed Securities or asset-backed securities issued by the Company shall not be treated as intangibles for purposes of this definition.

                         "Total Indebtedness":  at any time of determination (i)
                          ------------------
               prior to the IPO Date, the amount, on a consolidated basis, of the liabilities of NCFC and its subsidiaries, determined in accordance with GAAP, minus obligations under gestation repurchase agreements or similar arrangements under which NCFC or its subsidiaries are required to repurchase Mortgage-backed Securities or Mortgage Loans from any Bank or other counterparty reasonably satisfactory to the Agent, whether or not such obligations are reflected on NCFC's balance sheet and (ii) thereafter, the amount, on a consolidated basis, of the liabilities of the Company and its subsidiaries, determined in accordance with GAAP, minus obligations under gestation repurchase agreements or similar arrangements under which the Company or its subsidiaries are required to repurchase Mortgage-backed Securities or Mortgage Loans from any Bank or other counterparty reasonably satisfactory to the Agent, whether or not such obligations are reflected on the Company's balance sheet; provided, that such gestation repurchase agreements are entered into in the ordinary course of business in contemplation of the subsequent non-recourse sale of such Mortgage-backed Securities or Mortgage Loans.

               2.2 Section 1.01 thereof is further amended by adding thereto, in alphabetical order, the following new defined terms:

                         "IPO Date": the first day of the month following the
                          --------
               date on which NCFC shall have received and contributed to the Company proceeds of the initial public offering of NCFC's stock in an amount sufficient to increase the Company's Tangible Net Worth to not less than $35,000,000.

               2.3 Section 1.01 thereof is further amended by deleting the term "Adjusted Tangible Net Worth."

               2.4 Section 2.01(i) thereof is hereby amended in its entirety to read as follows:

                    (i)  Facility Fees.  The Company shall pay each Bank a
                         -------------
               facility fee on the average daily amount of such Bank's Warehousing Commitment Amount, whether used or unused, payable monthly in arrears on the third Business Day of each month in an amount equal to (i) one-half of one percent (0.5%) per annum prior to the IPO Date and (ii) one-quarter of one percent (0.25%) per annum thereafter.

               2.5 Section 2.01A(b) thereof is hereby amended in its entirety to read as follows:

               (b) Manner of Borrowing. The Company shall give First Bank
                   -------------------
telephonic notice of each request for a Working Capital Loans not later than 3:30 p.m. (Minneapolis time) on the requested Borrowing Date. Each request for a Working Capital Loan shall specify the amount of such Working Capital Loan and, after the IPO Date, whether such Loans to be made are to be funded as Fixed Rate Advances or Reference Rate Advances; provided, that any portion of a Loan not so designated shall be funded as a Reference Rate Advance. The Company shall promptly confirm any such request by delivering to First Bank a duly completed and executed Confirmation of Borrowing/Paydown/Conversion. On the Borrowing Date of such requested Working Capital Loan, First Bank shall deposit into the Collateral Account in Immediately Available Funds by not later than 4:00 p.m. (Minneapolis time) on such Borrowing Date the amount of the requested Working Capital Loan. Each request for a Working Capital Loan shall be deemed to be a representation by the Company that (i) no Event of Default or Unmatured Event of Default has occurred or will exist upon the making of the requested Working Capital Loan and (ii) the representations and warranties contained in Section 3 hereof, in Section 5 of the Pledge and Security Agreement, and in Section 15 of the Guaranty are true and correct with the same force and effect as if made on and as of the date of such request.

               2.5 Section 2.01A(f) thereof is hereby amended in its entirety to read as follows:

                         (f)  Facility Fees.    The Company shall pay First Bank
                              -------------
               a facility fee on the average daily amount of the Working Capital Commitment Amount, whether used or unused, payable monthly in arrears on the third Business Day of each month in an amount equal to (i) one-half of one percent (0.5%) per annum prior to the IPO Date and (ii) one-quarter of one percent (0.25%) per annum thereafter.

               2.6 The preamble to Section 2.02(a) thereof is hereby amended in its entirety to read as follows:

                    (a)  Interest Rates; Balances Deficiency Fees.  The Company
                         ----------------------------------------
          will pay each Bank monthly in arrears on the third Business Day of each month interest on the unpaid principal balance of each Advance of such Bank from time to time outstanding as follows:

               2.7 Section 2.02(a)(i) thereof is hereby amended in its entirety to read as follows:

                    (i) with respect to Fixed Rate Advances, at the per annum
               rate of (x) 1.50% prior to the IPO Date and (y) 1.25% thereafter (the "Fixed Rate"); provided, that if for any Balance Calculation Period the average daily Reserve-Adjusted Balances maintained by the Company with any Bank are less than an amount equal to the average daily aggregate unpaid principal balance of the Fixed Rate Advances owed to such Bank during such Balance Calculation Period (such deficiency being herein referred to as the "Balances Deficiency"), the Company will pay such Bank a fee (the "Balances Deficiency Fee") for said Balance Calculation Period on the Balances Deficiency at a per annum rate equal to (A) prior to the IPO Date, 1.50%, and (B) thereafter, 1.25%, below the average daily Reference Rate in effect during said Balance Calculation Period; and provided further, that if the weighted average Reserve-Adjusted Balances maintained by the Company with any Bank for any Balance Calculation Period exceeds the weighted average daily aggregate unpaid principal balance of the Fixed Rate Advances owed to such Bank during such Balance Calculation Period (such excess being defined herein as the "Balances Surplus"), then such Balances Surplus, or, if the Company and such Bank shall so agree, the charges reduction benefit for such Balances Surplus (as determined by such Bank), may be carried forward and applied to succeeding Balance Calculation Periods (but not to any Balance Calculation Period occurring in any subsequent calendar year);

               2.7 Section 2.02A(a) thereof is hereby amended in its entirety to read as follows:

               2.02A  Interest on the Working Capital Note.
                      ------------------------------------

                         (a)  Interest Rate.  The Company will pay First Bank
                              -------------
               interest on the unpaid principal balance of the Working Capital Note, (i) prior to the IPO Date, at a rate per annum equal to the Reference Rate plus one percent (1.0%) per annum, as adjusted automatically on and as of the effective date of any change in the Reference Rate and (ii) thereafter, with respect to (x) Fixed Rate Advances, at the per annum rate (the "Fixed Rate") of 2.0%; provided, that if for any Balance Calculation Period the average daily Reserve-Adjusted Balances maintained by the Company with any Bank are less than an amount equal to the average daily aggregate unpaid principal balance of the Fixed Rate Advances owed to such Bank during such Balance Calculation Period (such deficiency being herein referred to as the "Balances Deficiency"), the Company will pay such Bank a fee (the "Balances Deficiency Fee") for said Balance Calculation Period on the Balances Deficiency at a per annum rate equal to 1.5% below the average daily Reference Rate in effect during said Balance Calculation Period; and provided further, that if the weighted average Reserve-Adjusted Balances maintained by the Company with any Bank for any Balance Calculation Period exceeds the weighted average daily aggregate unpaid principal balance of the Fixed Rate Advances owed to such Bank during such Balance Calculation Period (such excess being defined herein as the "Balances Surplus"), then such Balances Surplus, or, if the Company and such Bank shall so agree, the charges reduction benefit for such Balances Surplus (as determined by such Bank), may be carried forward and applied to succeeding Balance Calculation Periods (but not to any Balance Calculation Period occurring in any subsequent calendar year) and (y) Reference Rate Advances, the Reference Rate plus one-half of one percent (0.5%) per annum, as adjusted automatically on and as of the effective date of any change in the Reference Rate; provided, however, that
                                                         --------  -------
               any payment of principal of or interest on the Working Capital Note that is not paid when due shall bear interest, to the extent permitted by law, at a rate equal to the applicable rate plus two percent (2.0%) per annum.

               2.08 Section 4.08 thereof is hereby amended in its entirety to read as follows:

                     4.08  Indebtedness.  The Company and NCFC will not,
                           ------------
               directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                     (a)  the Obligations and the Letter of Credit Obligations;

                     (b) current liabilities not more than 90 days overdue, unless contested in good faith by appropriate proceedings and any reserves required by GAAP have been established, incurred by NCFC or the

               Company in the ordinary course of business otherwise than for money borrowed; and

                     (c) Indebtedness incurred to finance the purchase of equipment and secured solely by Liens on such equipment, in an aggregate amount not to exceed $4,000,000;

                     (d) Indebtedness incurred to finance interest-only or residual interests in Mortgage-backed Securities or asset-backed securities issued by the Company and which Indebtedness is secured only by such residual interests, provided, such
                                                        --------
               Indebtedness shall not exceed 75% of the GAAP value of such interest-only or residual interests;

                     (e) intercompany Indebtedness of NCFC to the Company incurred after the IPO Date in an aggregate amount not to exceed $1,000,000; and

               provided, that in no event shall the Leverage Ratio be greater than (i) prior to the IPO Date, 10 to 1 as of the last day of each fiscal month of the Company and (ii) thereafter, 8 to 1 as of the last day of each fiscal quarter of the Company.

               2.09 Section 4.10 thereof is hereby amended in its entirety to read as follows:

                         4.10  Investments.  The Company and NCFC will not,
                               -----------
               directly or indirectly, make or own any Investment, except Investments in (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (d) in the case of the Company, Mortgage Loans originated or acquired by the Company in the ordinary course of the Company's business, and in the case of NCFC, other consumer debt obligations originated or acquired by NCFC in the ordinary course of NCFC's business, (e) certificates of deposits or bankers acceptances issued by any of the Banks or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, or by United States offices of foreign banks having the highest rating obtainable from a nationally recognized rating agency, in each case maturing within one year from the date of acquisition thereof, (f) investments in mutual funds that invest substantially all of their assets in Investments of the types described in subsections (a), (b), (c) and (e) of this Section 4.10, (g) in the case of NCFC, the capital stock of the Company, and (h) in the case of the Company, loans to NCFC after the IPO Date in an aggregate amount not to exceed $1,000,000.

               2.10 Section 4.12 thereof is hereby amended in its entirety to read as follows:

                     4.12  Net Worth.  NCFC and the Company will at all times:
                           ---------

                     (a) prior to the IPO Date, maintain Tangible Net Worth of
               not less than $15,000,000; and

                     (b) thereafter, maintain Tangible Net Worth of not less
               than the greater of (i) $25,000,000 or (ii) eighty-five percent (85%) of the Tangible Net Worth at the end of its most recently completed fiscal year (or, in the case of the Tangible Net Worth at the end of any fiscal year, its prior fiscal year) plus ninety
                                                                     ----
               percent (90%) of capital contributions made during such fiscal year plus fifty percent (50%) of year-to-date net income.
                    ----

               2.11 The Address for Notices for the Company specified below its name on the signature pages thereto is hereby amended in its entirety to read as follows:

               18400 Von Karman
               Suite 1000
               Irvine, CA  92612
               Attention:  Brad A. Morrice
               Telephone Number:  (714) 440-7030
               Telecopier Number:   (714) 440-7033

               2.12  Schedule 1.01(b) is amended in its entirety in the form of
          Schedule 1.01(b) hereto, which is made a part of the Credit Agreement as Schedule 1.01(b) thereto.

               2.13 Exhibit E is amended in its entirety in the form of Exhibit E hereto, which is made a part of the Credit Agreement as Exhibit E thereto.

               2.14 All references in the Credit Agreement and the other Loan Documents to GFB's "Warehousing Note" shall be deemed to be references to, and all references in the Credit Agreement and the other Loan Documents including GFB's Warehousing Notes shall be deemed to include, the restated Warehousing Note delivered by the Company to GFB pursuant to Section 3(d)(i) of this Amendment.

               2.15 All references in the Credit Agreement and the other Loan Documents to First Bank's "Warehousing Note" shall be deemed to be references to, and all references in the Credit Agreement and the other Loan Documents including First Bank's Warehousing Notes shall be deemed to include, the restated Warehousing Note delivered by the Company to First Bank pursuant to Section 3(d)(ii) of this Amendment.

               2.16 All references in the Credit Agreement and the other Loan Documents to First Bank's "Working Capital Note" shall be deemed to be references to, and all references in the Credit Agreement and the other Loan Documents including First Bank's Working Capital Note shall be deemed to include, the restated Working Capital Note delivered by the Company to First Bank pursuant to Section 3(d)(iii) of this Amendment.

     3.   Conditions to Effectiveness of this Amendment.  This Amendment shall
          ---------------------------------------------
become effective when the Agent shall have received at least four (4) counterparts of this Amendment, duly executed by the Company and the Banks and acknowledged by New Century Financial Corporation ("NCFC"), provided the following conditions are satisfied:

               (a) Before and after giving effect to this Amendment, the representations and warranties of the Company in Section 3 of the Credit Agreement and Section 5 of the Pledge and Security Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement.

               (b) Before and after giving effect to this Amendment, no Event of Default and no Unmatured Event of Default shall have occurred and be continuing under the Credit Agreement.

               (c) No material adverse change in the business, assets, financial condition or prospects of the Company shall have occurred since the Effective Date.

               (d) The following shall have been delivered to the Agent, each duly executed or certified, as the case may be, and dated as of the date of delivery thereof:

                   (i) a restated Warehousing Note payable to GFB in the principal amount of GFB's Warehousing Commitment Amount, as increased by this Amendment, in the form of Exhibit F hereto, duly executed by the Company;

                   (ii) a restated Warehousing Note payable to First Bank in the principal amount of First Bank's Warehousing Commitment Amount, as increased by this Amendment, in the form of Exhibit F hereto, duly executed by the Company;

                   (iii) a restated Working Capital Note payable to First Bank in the principal amount of First Bank's Working Capital Commitment Amount, in the form of Exhibit F-1 hereto, duly executed by the Company;

                    (iv) certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance of this Amendment;

                    (v) a certified copy of any amendment or restatement of the Articles of Incorporation or the By-laws of the Company made or entered following the date of the most recent certified copies thereof furnished to the Banks;

                    (vi) certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment;

                    (vii) a favorable opinion of Brad A. Morrice, counsel to the Company and NCFC, addressed to the Banks, as to the matters and to the effect set forth on Exhibit H hereto;

                    (viii) a commitment fee payable to First Bank in respect of the increase in the Working Capital Commitment Amount pursuant to this Amendment in the amount of $30,000; and

                    (ix) such other documents, instruments, opinions and approvals as the Banks may reasonably request.

     4.   Acknowledgments.  The Company and the Banks each acknowledges that, as
          ---------------
amended hereby, the Credit Agreement remains in full force and effect with respect to the Company and the Banks, and that each reference to the Credit Agreement in the Loan Documents shall refer to the Credit Agreement, as amended hereby. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Credit Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment. The Company further represents and warrants that (i) the execution, delivery and performance of this Amendment and said Warehousing Notes and Working Capital Note by the Company are within its corporate powers and have been duly authorized by all necessary corporate action; (ii) this Amendment and said Warehousing Notes and Working Capital Note have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors' rights generally) and (iii) no Events of Default or Unmatured Events of Default exist.

     5.   General.
          -------

          (a) The Company agrees to reimburse the Banks upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Banks in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Banks harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Company shall survive any termination of the Credit Agreement.

          (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

          (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

          (e) This Amendment shall be binding upon the Company, the Banks and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the successors and assigns of the Banks.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                              NEW CENTURY MORTGAGE CORPORATION



                              By       /s/  Brad A. Morrice
                                 ---------------------------------------------
                                 Its   Chief Executive Officer
                                     -----------------------------------------


                              FIRST BANK NATIONAL ASSOCIATION



                              By       /s/ Edwin D. Jenkins
                                 ---------------------------------------------
                                 Its   Vice President
                                     -----------------------------------------


                              GUARANTY FEDERAL BANK, FSB



                              By       /s/ James B. Clapp
                                 ---------------------------------------------
                                 Its   Assistant Vice President
                                     -----------------------------------------



                     [Signature Page for Fifth Amendment to
                     Amended and Restated Credit Agreement]

SCHEDULES


1.01(b)   Warehousing Commitment Amounts

                              SCHEDULE 1.01(b)

                               BANK COMMITMENTS
                               ----------------

                                                         Working
                                          Warehousing    Capital
Bank                                      Commitment    Commitment
----                                      -----------   ----------
First Bank
  National Association                    $75,000,000   $4,000,000

Guaranty Federal Bank,
  F.S.B.                                  $50,000,000         -0-


   [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBITS

E         Formula for Determining Warehousing Collateral Value

F         Form of Warehousing Note

F-1       Form of Working Capital Note

H         Matters to be Covered by Opinion of Counsel to the Company and NCFC

                                                                       Exhibit E
                                                   to Fifth Amendment to Amended
                                                   and Restated Credit Agreement

                            FORMULA FOR DETERMINING
                         WAREHOUSING COLLATERAL VALUE
                         ----------------------------


          "Warehousing Collateral Value": at the time of any determination as it
           ----------------------------
pertains to the following described types or kinds of assets which constitute Warehousing Collateral:

          (1) A Mortgage Loan the entire interest in which is owned by the Company and which is an Eligible Mortgage Loan covering a completed residential property, provided that such Mortgage Loan has been pre-approved for purchase
          --------
under a Take-Out Commitment and the aggregate available amount of such TakeOut Commitment is not less than the aggregate outstanding principal amount of Mortgage Loans pre-approved for delivery thereunder, and provided that at the time such Mortgage Loan was pledged under the Pledge and Security Agreement not more than 180 days had elapsed from the date such Mortgage Loan was closed: the lesser of: (i) ninety-seven percent (97%) of the purchase price under the Take-Out Commitment to which such Mortgage Loan has been assigned or, if such Mortgage Loan has not been so assigned, the weighted average purchase price for Mortgage Loans under Take-Out Commitments under which such Mortgage Loan has been pre-approved for delivery, (ii) ninety-seven percent (97%) of the unpaid principal amount of such Mortgage Loan, (iii) ninety-seven percent (97%) of the Acquisition Cost of such Mortgage Loan, or (iv) at the election of the Agent, ninety-seven percent (97%) of the Fair Market Value of such Mortgage Loan.

          (2) Such other assets of the Company as the Company shall offer to the Agent and as the Agent shall accept in its sole discretion as Warehousing
Collateral: the amount of Warehousing Collateral Value which the Agent in its sole discretion assigns thereto.

Notwithstanding the foregoing:

          (i) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans which have been closed and funded under Agreements to Pledge, and with respect to which the Agent has not received the instruments and documents described in paragraph 2 of the related Collateral Identification Letters, shall be not more than (a) during each Month-End Period, forty percent of the Warehousing Commitment Amount and (b) at all other times, twenty-five percent of the Warehousing Commitment Amount;

          (ii) the maximum aggregate Warehousing Collateral Value of:

                (a) Mortgage Loans with original principal balances in excess of $207,000 but less than $500,000 shall not exceed thirty-five percent (35%) of the Warehousing Commitment Amount;

                (b) Mortgage Loans with original principal balances of $500,000 or greater but less than $750,000 shall not exceed twenty percent (20%) of the Warehousing Commitment Amount; and

                (c) Mortgage Loans with original principal balances of $750,000 or greater but not in excess of $1,000,000 shall not exceed ten percent (10%) of the Warehousing Commitment Amount;

          (iii) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans with a Risk Rating of C- or C shall not exceed thirty-five percent of the Warehousing Commitment Amount;

          (iv) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans with a Risk Rating of C- shall not exceed fifteen percent of the Warehousing Commitment Amount;

          (v) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans secured by Second Mortgages shall not exceed ten percent of the Warehousing Commitment Amount; and

          (vi) the maximum aggregate Warehousing Collateral Value of all Mortgage Loans secured by Second Mortgages which have a Loan-to-Value Ratio of greater than 100% shall not exceed five percent of the Warehousing Commitment Amount.

          A Mortgage Loan, or Mortgage-backed Security issued in consideration of a Mortgage Loan, will be considered as having no Warehousing Collateral Value if, as to any such Mortgage Loan, any of the following events occur:

          (a) more than 90 days elapse from the date on which the Mortgage Note and other documents relating to such Mortgage Loan were delivered to the Bank in accordance with Sections 4.01 and 4.02 of the Pledge and Security Agreement;

          (b) 21 or more days elapse from the date a document relating to such Mortgage Loan was delivered to the Company for correction in accordance with
Section 10.01 of the Pledge and Security Agreement and such document has not been returned to the Agent;

          (c) 45 or more days elapse from the date such Mortgage Loan was delivered to an Investor pursuant to Section 10.02 of the Pledge and Security

Agreement for examination and purchase under a Take-Out Commitment and such Mortgage Loan has not been returned to the Agent;

          (d) more than one payment on such Mortgage Loan is delinquent, as reported on any Compliance/Borrowing Base Certificate delivered to each Bank pursuant to Section 4.01(c)(ii) of the Credit Agreement, such Mortgage Loan has been rescinded, canceled or avoided, or such Mortgage Loan is subject to any rights of rescission, cancellation or avoidance or to any counterclaims, offsets or defenses, whether by operation of law or otherwise;

          (e) the Company fails to deliver any document relating to such Mortgage Loan within five Business Days after being requested to do so by the Agent pursuant to Section 4.03 of the Pledge and Security Agreement;

          (f) such Mortgage Loan was listed on a Loan Detail Listing delivered to the Agent with an Agreement to Pledge and a Collateral Identification Letter, and such Mortgage Loan shall not have closed on or before the close of business on the Business Day on which such Loan Detail Listing was delivered;

          (g) such Mortgage Loan was closed and funded with the proceeds of a Warehousing Loan under an Agreement to Pledge and the Company fails to deliver to the Agent, with respect to such Mortgage Loan, within seven Business Days after the date of such Agreement to Pledge, the documents referred to in Section
4.02 of the Pledge and Security Agreement;

          (h) the Agent, for the benefit of the Banks, does not have a perfected, first priority security interest in such Mortgage Loan; or

          (i) the Agent notifies the Company that in its reasonable opinion such Mortgage Loan is not marketable and will not be given Warehousing Collateral Value.

          As used in the foregoing definition of Warehousing Collateral Value and all defined terms used therein and in the following defined terms, all terms defined in the Credit Agreement are used as therein defined and, in addition, the following terms shall have the following respective meanings:

          "Acquisition Cost": means, with respect to any Mortgage Loan, the cash
           ----------------
purchase price paid by the Company to any unaffiliated Person to acquire such Mortgage Loan.

          "Agreement to Pledge": as such term is defined in the Pledge and
           -------------------
Security Agreement.

          "Appraised Value": with respect to an interest in real estate, the
           ---------------
then current fair market value thereof as of a recent date, as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

          "Approved Second Mortgage Investor":  an Investor that has been
           ---------------------------------
approved in writing by Agent for the purchase of Mortgage Loans secured by Second Mortgages.

          "Collateral Identification Letter": as such term is defined in the
           --------------------------------
Pledge and Security Agreement.

          "Eligible Mortgage Loan": a closed-end Mortgage Loan secured by a
           ----------------------
First Mortgage or a Second Mortgage on improved real estate in an original principal amount not in excess of (a) in the case of Mortgage Loans secured by First Mortgages, 80% of the Appraised Value of such real estate, and (b) in the case of Mortgage Loans secured by Second Mortgages, 80% of the Appraised Value of such real estate minus the amount of the Mortgage Loan secured by the First Mortgage thereon, unless either (i) the amount of such Mortgage Loan in excess of the maximum set forth above is insured, or is subject to a commitment to be insured, by an insurer approved by the Agent, or (ii) such Mortgage Loan (A) satisfies the underwriting guidelines or other applicable standards of the Investor referenced in clause (C) below for a Risk Rating of at least "C-", (B) has a Loan-to-Value Ratio of not more than 125%, (C) has been pre-approved by an Approved Second Mortgage Investor for purchase under a Take-Out Commitment, (D) is originated or acquired pursuant to a program offered by such Approved Second Mortgage Investor and (E) has an original principal amount of not more than $1,000,000.

          "Fair Market Value": at any date with respect to any Mortgage Loan,
           -----------------
the bid price quoted in writing to the Agent as of the computation date by two nationally recognized dealers selected by the Agent who at the time are making a market in similar Mortgage Loans, multiplied, in any case, by the outstanding principal amount thereof.

          "First Mortgage": a Mortgage which is subject to no prior or superior
           --------------
mortgage.

          "Loan-to-Value Ratio":  with respect to a Mortgage Loan secured by a
           -------------------
Second Mortgage on improved real estate, the ratio (expressed as a percentage) which (a) the sum of the original principal amount of such Mortgage Loan plus the original principal amount of the Mortgage Loan that is secured by the First Mortgage on such real estate bears to (b) the Appraised Value of such real estate.

          "Month-End Period": the period beginning on the third to the last
           ----------------
Business Day of each month and ending on the fifth Business Day of the following month.

          "Risk Rating": the risk rating of a Mortgage Loan, determined using
           -----------
the Underwriting Guidelines or other applicable standards of the Investor to which such Mortgage Loan is to be sold by the Company under a Take-Out Commitment previously issued to the Company by such Investor, provided such underwriting guidelines or other applicable standards comply with industry standards in the sole judgment of the Agent.

          "Second Mortgage": a Mortgage which is subject to one prior or
           ---------------
superior Mortgage.

          "Take-Out Commitment": a current, written commitment issued to the
           -------------------
Company by an Investor to purchase Mortgage Loans, at a definite price or yield, within a specified time period.

                                                                       Exhibit F
                                                   to Third Amendment to Amended
                                                   and Restated Credit Agreement

                            FORM OF PROMISSORY NOTE
                            -----------------------
                              (Warehousing Note)

                                                                   June __, 1997
$___________                                              Minneapolis, Minnesota



          FOR VALUE RECEIVED, NEW CENTURY MORTGAGE CORPORATION, a California corporation, hereby promises to pay to the order of ___________________ (the "Bank") at the main office of the Agent in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to), the principal sum of ___ MILLION AND NO/100 DOLLARS ($_______) or the aggregate unpaid principal amount of all Warehousing Loans made by the Bank pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.

          Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

          This note is one of the Warehousing Notes referred to in the Amended and Restated Credit Agreement dated as of October 25, 1996, between the undersigned the Bank, the other banks party thereto and First Bank National Association, as Agent (as the same may be amended, modified or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

          The undersigned hereby waives diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Bank of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.

          This note is entitled to the benefit of the Guaranty, the Pledge and Security Agreement and the other Loan Documents.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

          Notwithstanding the foregoing paragraphs and all other provisions of this note and the Credit Agreement, none of the terms and provisions of this note or the Credit Agreement shall ever be construed to create a contract to pay to the Bank, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Bank to the undersigned under applicable state or federal law from time to time in effect, and the undersigned shall never be required to pay interest in excess of such maximum amount. If, for any reason, interest is paid hereon in excess of such maximum amount (whether as a result of the payment of this note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid the Bank will, at its option, either refund such excess to the undersigned or apply such excess to the principal owing hereunder. All interest paid shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period of the Company's credit relationship with the Bank until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the maximum rate of interest permitted by applicable law.

          This note amends and restates in its entirety an existing promissory note dated _______________________, 199____, in the original principal amount of $______ issued by New Century Mortgage Corporation to the order of the Bank (the "Prior Note"). It is expressly intended, understood and agreed that all amounts outstanding under said Prior Note as of the date hereof shall be considered outstanding hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned's obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this note.

                                         NEW CENTURY MORTGAGE CORPORATION


                                         By____________________________________
                                           Its_________________________________

                                                                     Exhibit F-1
                                                   to Fifth Amendment to Amended
                                                   and Restated Credit Agreement

                            FORM OF PROMISSORY NOTE
                            -----------------------
                            (Working Capital Note)

                                                                   June __, 1997
$4,000,000                                                Minneapolis, Minnesota



          FOR VALUE RECEIVED, NEW CENTURY MORTGAGE CORPORATION, a California corporation, hereby promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION (the "Bank") at the main office of the Agent in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to), the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) or the aggregate unpaid principal amount of all Working Capital Loans made by the Bank pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.

          Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

          This note is the Working Capital Note referred to in the Amended and Restated Credit Agreement dated as of October 25, 1996, between the undersigned the Bank, the other banks party thereto and First Bank National Association, as Agent (as the same may be amended, modified or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement.
This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

          The undersigned hereby waives diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Bank of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.

          This note is entitled to the benefit of the Guaranty, the Pledge and Security Agreement and the other Loan Documents.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

          Notwithstanding the foregoing paragraphs and all other provisions of this note and the Credit Agreement, none of the terms and provisions of this note or the Credit Agreement shall ever be construed to create a contract to pay to the Bank, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Bank to the undersigned under applicable state or federal law from time to time in effect, and the undersigned shall never be required to pay interest in excess of such maximum amount. If, for any reason, interest is paid hereon in excess of such maximum amount (whether as a result of the payment of this note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid the Bank will, at its option, either refund such excess to the undersigned or apply such excess to the principal owing hereunder. All interest paid shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period of the Company's credit relationship with the Bank until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the maximum rate of interest permitted by applicable law.

                                           NEW CENTURY MORTGAGE CORPORATION


                                           By__________________________________
                                             Its_______________________________

                                                                       Exhibit H
                                                   to Fifth Amendment to Amended
                                                   and Restated Credit Agreement

                                 MATTERS TO BE
                       COVERED BY THE OPINION OF COUNSEL
                            TO THE COMPANY AND NCFC


     The opinions of Brad A. Morrice, counsel to NCFC and the Company, which are called for by Section 3(d)(vii) of the Fifth Amendment to Credit Agreement, shall be satisfactory in form and substance to the Agent and shall cover the matters set forth below, subject to such assumptions, exceptions and qualifications as may be acceptable to the Agent and counsel to the Agent:

     1. Each of NCFC and the Company (collectively, the "Transaction Parties" and each, individually, a "Transaction Party") has been duly incorporated, is a validly existing corporation and in good standing under the laws of its respective jurisdiction of incorporation, and has the requisite corporate power to own its respective properties and to conduct its respective businesses as currently conducted by it. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except in jurisdictions in which failure to be in good standing will not preclude it from enforcing its rights with respect to any material asset or expose it to any material liability.

     2. The execution, delivery and performance by the Company, and the acknowledgment by NCFC, of the Fifth Amendment, the execution, delivery and performance by the Company of the restated Warehousing Notes payable to GFB and First Bank by the Company, the execution, delivery and performance by the Company of the restated Working Capital Note payable to First Bank (the Warehousing Notes and the Working Capital Note are collectively referred to as the "New Notes") by the Company and the consummation of the transactions contemplated thereby are within the corporate powers of each Transaction Party, have been duly authorized by all necessary corporate action and do not, and the consummation of the transactions contemplated thereby and compliance by each Transaction Party with the applicable provisions thereof will not, conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of its Articles or Certificate of Incorporation or bylaws, (b) any of the terms, conditions or provisions of any document, agreement or other instrument which is known to me to which it is a party or by which it is bound,
(c) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it and known to me, or (d) any statute, rule or regulation of any governmental authority binding on it.

     3. The Fifth Amendment and the New Notes have been duly executed and delivered by the Company. The Credit Agreement, as amended by the Fifth Amendment, and the New Notes are the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, and other giving effect to the Fifth Amendment and the New Notes, the Guaranty will remain the legal, valid and binding obligation of NCFC enforceable against NCFC in accordance with its terms, in each case subject to limitations as to enforceability which might result from general equitable principles or bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally.

     4. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance or acknowledgment by either Transaction Party of the Fifth Amendment or the New Notes, the validity or enforceability of the Fifth Amendment or the New Notes or the consummation of the transactions contemplated thereby except for those which have already been obtained and are in full force and effect.

     5. To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting either Transaction Party or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of any Loan Document, or (ii) if determined adversely to such Transaction Party, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of either Transaction Party or on the ability of either Transaction Party to perform its obligations under the Loan Documents.

                                      H-2